                            SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                             MEDICAL ALLIANCE, INC.
           -----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


           -----------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement if other than
                                  Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

         4)      Proposed maximum aggregate value of transaction:

         5)      Total Fee Paid:


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:

                             MEDICAL ALLIANCE, INC.
                               2445 Gateway Drive
                                   Suite 150
                                Irving, TX 75063

                                 April 6, 1998

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Medical Alliance, Inc., a Texas corporation ("Medical Alliance"), to be held at 9:00 a.m., local time, on May 8, 1998, at the Harvey_Hotel DFW, 4545 W. John Carpenter Freeway, Irving, Texas 75063. The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes the election of two directors of Medical Alliance. We have enclosed a copy of Medical Alliance's Annual Report for the fiscal year ended December 31, 1997.

         Directors and officers of Medical Alliance will be present to help host the Meeting and to respond to any questions that our shareholders may have. I hope that you will be able to attend.

         Medical Alliance's Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interest of Medical Alliance and its shareholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the attached material carefully and to return the enclosed Proxy promptly. Whether or not you plan to attend the Meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Meeting.

         On behalf of your Board of Directors, thank you for your support.


                                               Sincerely,



                                               Paul R. Herchman
                                               Chairman of the Board, and
                                               Chief Executive Officer

                             MEDICAL ALLIANCE, INC.
                               2445 Gateway Drive
                                   Suite 150
                                Irving, TX 75063

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 8, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Medical Alliance, Inc. (the "Company") will be held at 9:00 a.m., local time, on May 8, 1998, at the Harvey Hotel DFW, 4545 W. John Carpenter Freeway, Irving, Texas 75063, for the following purposes:

                 (1) The election of two members of the Board of Directors, which currently consists of seven directors, and will consist of seven directors on the date of the Meeting, for the term of office stated in the Proxy Statement.

                 (2) The ratification of the selection of Coopers & Lybrand, L.L.P. as independent public accountants for the Company for the fiscal year ending December 31, 1998.

                 (3) The amendment of the Company's 1994 Amended and Restated Long-Term Incentive Plan.

                 (4) Such other business as may properly come before the Meeting or any adjournments thereof.

         The close of business on March 23, 1998, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least 10 days prior to the Meeting, a complete list of shareholders entitled to vote at the Meeting will be open for examination by any shareholder during ordinary business hours at the offices of Medical Alliance, Inc. at 2445 Gateway Drive, Suite 150, Irving, Texas 75063.

         Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS PROVIDED. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                       By Order Of The Board Of Directors,



                                       Mark Novy
                                       Secretary
Irving, Texas
April 6, 1998

                             MEDICAL ALLIANCE, INC.
                               2445 Gateway Drive
                                   Suite 150
                                Irving, TX 75063

                                PROXY STATEMENT
                                      For
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 8, 1998


         This Proxy Statement is being first mailed on or about April 6, 1998, to shareholders of Medical Alliance, Inc., a Texas corporation (the "Company"), by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at 9:00 a.m., local time, on May 8, 1998, at the Harvey Hotel DFW, 4545 W. John Carpenter Freeway, Irving, Texas 75063, or at such other time and place to which the Meeting may be adjourned (the "Meeting Date").

         The purpose of the Meeting is to consider and act upon (i) the election of two directors for terms expiring in 2001, (ii) the ratification of the selection of Coopers & Lybrand, L.L.P. as independent public accountants for the Company for the fiscal year ending December 31, 1998, (iii) amendment to the Amended and Restated Long-Term Incentive Plan, and (iv) such other matters as may properly come before the Meeting or any adjournments thereof.

         All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under " Proposal I - Election of Directors" as nominees for election as directors of the Company for the term described therein, (ii) FOR the ratification of the selection of Coopers & Lybrand, L.L.P. as independent public accountants for the Company for the fiscal year ending December 31, 1998, (iii) FOR the amendment to the Company's 1994 Amended and Restated Long-Term Incentive Plan, and (iv) at the discretion of the Proxy holders, with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to ChaseMellon Shareholder Services, L.L.C., 2323 Bryan Street, Suite 2300, Dallas, Texas 75201, Attention: Tim Reagan, by May 1, 1998. If notice of revocation is not received by such date, a shareholder may nevertheless revoke a Proxy if such shareholder attends the Meeting and desires to vote in person; however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a Proxy issued in your name.

                       RECORD DATE AND VOTING SECURITIES

         The record date for determining the shareholders entitled to vote at the Meeting is the close of business on March 23, 1998, (the "Record Date"), at which time the Company had issued and outstanding 6,250,104 shares of common
stock, par value $.002 per share (the "Common Stock").   Common Stock is the
only class of outstanding voting securities of the Company.

                               QUORUM AND VOTING

         The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name.

         In order to be elected a director, a nominee must receive a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting. Votes that are withheld and broker non-votes will not be counted in the election of directors, but will be counted toward a quorum.

         Approval of the proposal to ratify the selection of Coopers & Lybrand, L.L.P. as the Company's independent auditors requires the affirmative vote of a majority of the shares present or represented at the Meeting and entitled to vote thereon. Abstentions on the proposal may be specified and will have the same effect as a vote against the proposal.

         Approval of the amendment to the 1994 Amended and Restated Long-Term Incentive Plan to increase the number of shares issuable thereunder requires the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and entitled to vote thereon.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Board of Directors of the Company (the "Board") is divided into three classes and presently consists of seven directors. On the date of the Annual Meeting of Shareholders, the size of the Board will be seven directors, with two classes consisting of two directors and one class consisting of three directors, with the term of one class expiring each year and with the directors of each class, upon election, holding a three year term. Each director shall serve until the Annual Meeting of Shareholders in the year in which his term expires or until his successor is elected and shall have qualified.

         Two directors, Thomas A. Montgomery and Jim Silcock are in the class whose term of office expires in 1998. The Board has nominated Messrs. Montgomery and Silcock for re-election as directors at the Meeting, each to serve for a three-year term expiring at the Company's Annual Meeting of Shareholders in 2001 or until his successor is elected and shall have qualified.

         Each of the nominees has indicated his willingness to serve as a member of the Board if elected; however, in case any nominee shall become unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders have discretionary authority to vote the Proxy for a substitute nominee or nominees. Proxies cannot be voted for more than two nominees. The following sets forth information as of the Record Date as to the nominees for election at the Meeting and each of the directors whose term of office will continue after the Meeting, including their ages, present principal occupations, other business experience during the last five years, membership on committees of the Board and directorships in other publicly-held companies.

             NAME                           AGE       POSITION                              YEAR CURRENT TERM
             ----                           ---       --------                              -----------------
                                                                                                  EXPIRES
                                                                                                  -------
 Nominees for a three-year
 term ending in 2001:
 --------------------
 Thomas A. Montgomery (1)(2)(3)  . . .      41         Director                                    1998

 Jim Silcock (1)(2)(3) . . . . . . . .      47         Director                                    1998

 Continuing Directors
 --------------------
 Paul R. Herchman (1)  . . . . . . . .      41         Chairman of the Board                       1999
                                                       and Chief Executive
                                                       Officer

 David A. Kallenberger, M.D. . . . . .      48         Medical Director and                        1999
                                                       Director
 Gary B. Hill. . . . . . . . . . . . .      48         President, Chief                            2000
                                                       Operating Officer and
                                                       Director

 Tony LeVecchio (1)(2)(3)  . . . . . .      51         Director                                    1999

 Leon Pritzker   . . . . . . . . . . .      75         Director                                    2000

-------------------

(1)      Member of the Compensation Committee

(2)      Member of the Audit Committee

(3)      Member of the Incentive Plan Committee

BOARD OF DIRECTORS

         LEON PRITZKER, a director of the Company since 1989, has been self-employed as a management consultant since 1990. From 1985 to 1990, Mr. Pritzker served as the Executive Vice President of Campbell Taggart, Inc. From 1967 to 1984, Mr. Pritzker served in various capacities with Anheuser-Busch Companies, Inc., most recently as Director, Management Systems Group. Mr. Pritzker is a fellow of the American Statistical Association. Mr. Pritzker received a Bachelor of Science degree from College of the City of New York and a Master of Arts degree from the University of Pennsylvania.

         PAUL R. HERCHMAN is a co-founder of the Company and has served as Chairman of the Board and Chief Executive Officer since its inception in 1989. Mr. Herchman served as President from 1989 until December 1997. In addition, Mr. Herchman is a member of the Compensation Committee. From 1986 to 1989, Mr. Herchman was a sales representative for Sun Medical, Inc., a distributor of medical equipment. Prior thereto, Mr. Herchman served in sales positions with Chesebrough-Ponds USA Co. in its Hospital Products Division, from 1984 to 1986, and with Johnson & Johnson in its Ortho Pharmaceutical Division, from 1982 to 1984. Mr. Herchman received a Bachelor of Science degree from Texas Tech University.

         GARY B. HILL, has served as President and Chief Operating Officer of the Company since December 1997. Mr. Hill replaced Mr. Morris Moreland as a director upon Mr. Moreland's resignation on February 27, 1998 and will serve the remainder of Mr. Moreland's term. From January 1994 to April 1996, Mr. Hill served as President of the North Texas Division of Columbia/HCA. Prior thereto, Mr. Hill was Senior Vice President of Region II for Galen Health Care Inc. and Columbia from 1992 to 1994. From 1976 to 1992, Mr. Hill served in various capacities with Humana Inc., most recently as Vice President for its hospital and insurance operations in central Kentucky and Cincinnati. Mr. Hill received a Bachelor of Science degree from the University of North Alabama.

         DAVID A. KALLENBERGER, M.D. is a co-founder of the Company and has served as a director and as the Medical Director since its inception in 1989. Dr. Kallenberger is a practicing physician specializing in obstetrics and gynecology and has been practicing at Integris Baptist Medical Center in Oklahoma City, Oklahoma since 1981. Dr. Kallenberger serves as a Clinical Professor in the Department of Obstetrics/Gynecology at the University of Oklahoma Health Science Center and as the Program Director of the Henry G. Bennett Fertility Institute at Integris Baptist Medical Center. Dr. Kallenberger received his Medical Doctorate degree from The University of Oklahoma.

         TONY LEVECCHIO, is a director of the Company since 1997 and advisor to the Company since 1990. Mr. LeVecchio replaced Leo Lopez as a director upon Mr. Lopez's resignation and will serve the remainder of Mr. Lopez's term. Mr. Levecchio is a member of the Audit Committee, the Compensation Committee, and the Incentive Plan Committee. Mr. LeVecchio is President of The James Group, a business advisor firm, where he has been a principal since 1989. Prior to The James Group, Mr. LeVecchio was Senior Vice President and Chief Financial Officer for VHA Southwest Inc., a regional health care division of Voluntary Hospitals of America, Inc. Mr. LeVecchio received a Bachelor of Economics degree and a Master of Business Administration degree from Rollins College in 1968 and 1969 respectively.

         THOMAS A. MONTGOMERY, is a co-founder of the Company and has served as a director of the Company since 1989. In addition, Mr. Montgomery is a member of the Audit Committee, the Compensation Committee, and the Incentive Plan Committee. Mr. Montgomery is a partner of Montgomery, Jessup & Co., L.L.P., an accounting firm. From December 1982 to December 1990, Mr. Montgomery served in various capacities with Arthur Andersen & Co., and as the Senior Tax Manager of the Enterprise Group since 1985. Mr. Montgomery received a Bachelor of Business Administration degree from Texas Tech University and a Master of Science degree from Texas Tech University.

         JIM SILCOCK, a director of the Company since February 1996 and a member of the Audit, Compensation and Incentive Plan Committees, has served as a general partner of Mapleleaf Capital Ltd., a general partner of Sunwestern Associates III, a general partner of Sunwestern Investment Fund III, a venture capital fund, since 1988 and as a general partner of T.V.P. Associates Limited, the general partner of Texas Venture Partners, a venture capital fund, since 1984. Mr. Silcock received a Bachelor of Arts from Dartmouth College and a Master of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring approval of the Board. It also holds special meetings when an important matter requires action by the Board between scheduled meetings. The Board met eleven (11) times and acted by unanimous written consent fourteen (14) times during 1997. During 1997, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director.

         The Board has three standing committees: the Audit Committee, the Compensation Committee and the Incentive Plan Committee. The functions of these committees, their current members, and the number of meetings held during the fiscal year ending December 31, 1997, are described below.

         Audit Committee. The Audit Committee makes recommendations to the Board regarding the appointment of independent auditors, reviews the plan and scope of any audit to the Company's financial statements and reviews the Company's significant accounting policies and related matters. The Audit Committee is comprised of Messrs. Montgomery, LeVecchio and Silcock. The Audit Committee met three (3) times in 1997.

         Compensation Committee. The Compensation Committee makes recommendations to the Board regarding the compensation of executive officers. Prior to the formation of the Incentive Plan Committee in 1997, the Compensation Committee was responsible for the administration of the Company's 1994 Amended and Restated Long-Term Incentive Plan (the "Incentive Plan"). The Compensation Committee is comprised of Messrs. Herchman, LeVecchio, Montgomery, and Silcock. The Compensation Committee did not meet in 1997 and acted by unanimous written consent five (5) times during 1997.

         Incentive Plan Committee. The Incentive Plan Committee was established in 1997 and administers the Incentive Plan. The Incentive Plan Committee is comprised of Messrs. Montgomery, LeVecchio and Silcock. The Incentive Plan Committee met four (4) times and acted by unanimous written consent four (4) times during 1997.

         The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board as a whole.

                  PROPOSAL II - INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has selected Coopers & Lybrand, L.L.P. as independent certified public accountants to examine the Company's accounts for the fiscal year ending December 31, 1998 and proposes that the Company's shareholders ratify this selection. It is expected that representatives of Coopers & Lybrand, L.L.P. will be present at the Meeting, will be available to respond to appropriate questions of shareholders and will have an opportunity to make a statement if they desire.

              PROPOSAL III - AMENDMENT TO LONG-TERM INCENTIVE PLAN

     The Board of Directors and the Incentive Plan Committee (referred to collectively as the "Board" with respect to this Proposal) unanimously approved an amendment to the Company's 1994 Amended and Restated Long-Term Incentive Plan (the "Plan"), subject to approval by the shareholders, to increase the number of shares of Common Stock issuable pursuant to the Plan by 300,000, from 1,324,290 to 1,624,290.

DESCRIPTION OF PLAN

         The Plan provides for the grant of Awards to acquire up to 1,324,290 shares (the "Plan Shares") of Common Stock to full-time and part-time employees, non-employee directors, consultants and advisors ("Participants"). The Company has (5) five non-employee directors and approximately 171 employees. An Award means an award of Incentive Options, Nonstatutory Options, Restricted Stock, Stock Appreciation Rights, Performance Shares or Stock Units. The maximum aggregate number of Plan Shares with respect to which Awards may be granted to any Participant during the term of the Plan may not exceed 50% of the total number of Plan Shares that may be issued from time to time under the Plan, and Incentive Options may only be granted to Employees. The Plan is designed to encourage ownership of Common Stock by the Participants and to provide additional incentives for them to promote the success of the Company's business. The Plan will terminate on December 31, 2004, unless extended or earlier terminated by the Board. Nothing in the Plan or in any Award granted confers upon any Participant any right to continued employment by the Company or any of its subsidiaries or limits in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         The Plan is administered by the Incentive Plan Committee (the "Committee") of not fewer than two members of the Board who are non-employee directors. With certain exceptions, no member of the Committee is eligible to receive Awards under the Plan. Subject to the provisions of the Plan, the Committee has the sole discretion and authority to determine from time to time the Participants to whom Awards are granted and the number of Plan Shares subject to each Award; to interpret the Plan; to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan; to determine and interpret the details and provisions of each Award Agreement; to modify or amend any Award Agreement or waive any conditions, restrictions or performance goals applicable to any Option or Stock Appreciation Right (or the exercise thereof) or to any shares of Restricted Stock, Performance Shares or Stock Units; and to make all other determinations necessary or advisable for the administration of the Plan. The Board has all of the powers of the Committee under the Plan and may take any action under or with respect to the Plan that the Committee is entitled to take.

         Options.   Under the Plan, Options may be granted in the form of
"incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-statutory stock options. Each Option will be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a share of Common Stock. Any Option will be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company.

         If a non-employee Participant's association with the Company is terminated for any reason other than for Cause, any Options held by such a Participant, to the extent exercisable on the date of termination of the Participant's association with the Company, will remain exercisable and will expire in accordance with the terms of the applicable Option Agreement. If a Participant's employment by the Company is terminated for any reason other than for Cause or due to death, such Participant's Option will be exercisable (to the extent exercisable on the date of termination of the Participant's employment by the Company or, if the Committee, in its sole discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) at any time within three months after the Participant ceases to be an employee (or within (i) three months after termination on account of Retirement or (ii) 12 months after termination on account of Disability), unless by its terms the Option expires earlier or unless, with respect to a Non-statutory Option, the Committee agrees, in its sole discretion, to extend the term of such Option. If a Participant dies while employed by the Company, such Participant's Option will be exercisable (to the extent exercisable on the date of death, or, if the Committee, in its sole discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) at any time after the date of death and before the expiration of the Option, as determined by the Committee. If a Participant ceases to be employed by or otherwise associated with the Company because the Participant's employment or association is terminated for Cause, any Options held by the Participant will automatically expire. The Committee does not have the authority to extend the term of any Option beyond its original term. In the event of certain mergers and reorganizations involving the Company or upon the occurrence of a change in control (as defined in the Plan), all outstanding Options will become immediately exercisable with respect to the full number of shares purchasable under such Options.

         Each Incentive Option will be exercisable in accordance with the terms of the Option Agreement pursuant to which the Incentive Option was granted. Each Incentive Option granted will expire on the date determined by the Committee, but in no event will any Incentive Option granted pursuant to the Plan expire later than ten years after the date on which the Incentive Option was granted (or, if the Participant is a Ten Percent Owner, not later than five years after the date on which the Incentive Option was granted). "Ten Percent Owner" means a person who owns, or is deemed within the meaning of Code Section 422(b)(6) to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company within the meaning of Code Sections 424(e) and 424(f).

         The maximum aggregate market value of Plan Shares (determined at the time the Incentive Option is granted) exercisable for the first time by any employee during any calendar year under all incentive stock option plans of the Company and its subsidiaries and affiliates may not exceed $100,000. To the extent any Option fails to qualify as an Incentive Option, such Option will be considered a Non-statutory Option. The Option Price under each Incentive Option may not be less than the market value on the date of grant, or less than 110% of the market value on the date of grant if the Participant is a Ten Percent Owner.

         Each Non-statutory Option will be exercisable in accordance with the terms of the Option Agreement pursuant to which the Non-statutory Option was granted. Each Non-statutory Option will expire on the date determined by the Committee. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Non- statutory Option granted under the Plan shall be determined by the Committee in its discretion.

         Each non-employee director who is elected or re-elected to the Board at an annual shareholders meeting or special meeting in lieu of an annual meeting (an "Annual Shareholders Meeting"), receives a Non-statutory Option to purchase 2,500 shares of Common Stock upon such Director's initial election and a Non-statutory Option to purchase 1,500 shares of Stock at each Annual Shareholders Meeting thereafter while he continues to serve as a Director or his re- election as a Director. These Non-statutory Options are the only type of Options non-employee directors are eligible to receive under the Plan, with one-third of such Options becoming exercisable on each of the first three anniversaries of the date of grant of the Option.

         Plan Shares must be paid at the time of exercise of the Option either in cash; by certified or cashier's check; in shares of Common Stock, if permitted by the Committee; if then permitted under the laws of the State of Texas and approved by the Committee, by promissory note for the total of the purchase price of the shares of Common Stock being purchased, which note will contain such terms and provisions as the Committee may approve, including without limitation the right to repay the note partially or wholly with Common Stock; by delivery of a copy of irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price; or in any other form of valid consideration, as permitted by the Committee. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, such shares will be valued at the then market value.

         As of the Record Date, options to purchase an aggregate of 2,124,400 shares of Common Stock had been granted under the Plan, of which Options to purchase 431,066 shares of Common Stock had been exercised, Options to purchase 845,302 shares of Common Stock had been canceled, and Options to purchase 848,032 shares of Common Stock remain outstanding.

         Restricted Stock. Under the Plan, the Committee may award shares of Common Stock subject to certain restrictions as determined by the Committee. Any Restricted Shares of Common Stock awarded to a Participant will be restricted for a period of time to be determined by the Committee, but not less than six months nor more than ten years, and the vesting period of certain Restricted Stock Awards may be accelerated if specified performance goals are met. The restrictions will prohibit the sale, assignment, transfer, pledge or other encumbrance of such shares and will provide for possible reversion thereof to the Company during the period of restriction. If a Participant's employment by or other association with the Company is terminated before the expiration of the period of restriction, all Restricted Stock awarded to a Participant will be forfeited and returned to the Company unless the Participant's termination of employment by or other association with the Company is due to his death, Disability or Retirement or unless the Committee, in its sole discretion, waives the restrictions established with respect to any or all of the shares of Restricted Stock. In the event of a Participant's death or Disability, the restrictions established will lapse with respect to all Restricted Stock awarded to the Participant prior to any such event and the shares of Common Stock involved will cease to be Restricted Stock and will no longer be subject to forfeiture to the Company. In the event of a Participant's Retirement, the restrictions established will continue to apply unless the Committee, in its sole discretion, shortens the restriction period. From the time of grant of the Restricted Stock Award, the Participant will be entitled to all rights (including dividend and voting rights) with respect to the shares of Common Stock covered by the Award, subject to forfeiture of such Common Stock. Upon the lapse of a restriction period, the Company will issue a certificate for such shares that does not bear a restrictive legend. As of the Record Date, the Company has awarded no shares of Restricted Stock.

         Stock Appreciation Rights.   Under the Plan, the Committee may grant
Stock Appreciation Rights. A Stock Appreciation Right will entitle a Participant to receive an amount equal to (or if the Committee shall so determine at the time of grant, less than) the excess of the market value on the date of exercise over the market value on the date of grant of such right (or such other price as is set by the Committee), multiplied by the number of shares of Common Stock with respect to which the stock appreciation right shall have been exercised. A Stock Appreciation Right may be granted in combination with, in addition to, or completely independent of, an Option or any other Award. Settlement of a Stock Appreciation Right may be made in cash, by certified or cashier's check, in shares of Common Stock, if permitted by the Committee, or in any other form of valid consideration, as determined by the Committee in its sole discretion. However, any Stock Appreciation Right exercised upon or subsequent to the occurrence of certain mergers, reorganizations or a change in control must be paid in cash. With respect to Stock Appreciation Rights granted to any Participant, the Committee may, in its sole discretion, provide in any Stock Appreciation Rights Agreement (or in an amendment to any existing Stock Appreciation Rights Agreement) such provisions regarding time limitations on exercisability as the Committee, in its sole discretion, deems appropriate. Whenever a Stock Appreciation Right is granted in relation to an Option and the exercise of one affects the right to exercise the other, the number of shares of Common Stock available under the Option to which the Stock Appreciation Right relates will decrease by a number equal to the number of shares of Common Stock for which the Stock Appreciation Right is exercised. Upon the exercise of an Option, any related Stock Appreciation Right will terminate as to any number of shares of Common Stock subject to such Stock Appreciation Right that exceeds the total number of shares of Common Stock for which the Option remains unexercised.

         If a non-employee Participant's association with the Company is terminated for any reason other than for Cause, any Stock Appreciation Right held by a Participant will remain exercisable to the extent exercisable on the date of termination of the Participant's association with the Company and will remain exercisable in accordance with the terms of the applicable Stock Appreciation Rights Agreement. If a Participant's employment by the Company is terminated for any reason other than Cause or due to death, such Participant's Stock Appreciation Right will be exercisable (to the extent exercisable on the date of termination of the Participant's employment by the Company or, if the Committee, in its sole discretion, has accelerated the vesting of such Stock Appreciation Right to the extent exercisable following such acceleration) at any time within 30 days after the Participant ceases to be an employee (or within (a) three months after termination if on account of Retirement or (b) 12 months after termination if on account of Disability), unless by its terms it expires earlier or unless the Committee agrees, in its sole discretion, to extend the term of such Stock Appreciation Right; provided that the term of any such Stock Appreciation Right will not be extended beyond its original term.
If a Participant dies while employed by the Company or within three months after ceasing to be an employee, such Participant's Stock Appreciation Right will be exercisable (to the extent exercisable on the date of death, or, if the Committee, in its sole discretion, has accelerated the vesting of such Stock Appreciation Right to the extent exercisable following such acceleration) at any time within 12 months after the date of death, unless by its terms it expires earlier or unless the Committee agrees, in its sole discretion, to extend the term of such Stock Appreciation Right; provided that the term of any such Stock Appreciation Right will not be extended beyond its original term. Military or sick leave will not be deemed a termination of employment by the Company; provided that it does not exceed the longer of three months or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract. If a Participant ceases to be employed by or otherwise associated with the Company because the Participant's employment or association is terminated for Cause, any Stock Appreciation Rights held by the Participant will automatically expire.
Whenever a Stock Appreciation Right Award is granted in relation to an Option and the exercise of one affects the right to exercise the other, in the event of the termination of the Participant's employment by or other association with the Company, the Stock Appreciation Right may be exercised only during the period, if any, within which the Option to which it relates may be exercised.

         Whenever an Incentive Option and a Stock Appreciation Right are granted together and the exercise of one affects the right to exercise the other, the following additional requirements will apply: the Stock Appreciation Right will expire no later than the expiration of the underlying Incentive Option; the Stock Appreciation Right may be for no more than the difference between the exercise price of the underlying Incentive Option and the market value of the Common Stock subject to the underlying Incentive Option at the time the Stock Appreciation Right is exercised; the Stock Appreciation Right may be exercised only when the underlying Incentive Option is eligible to be exercised; and the Stock Appreciation Right may be exercised only when the market value of the Common Stock subject to the underlying Incentive Option exceeds the exercise price of the underlying Incentive Option. As of the Record Date, the Company has granted no Stock Appreciation Rights.

         Performance Shares.   Under the Plan, the Committee may grant
Performance Shares. Performance Shares may be earned based on the attainment of Performance Goals established by the Committee for a particular Performance Cycle. The Committee may establish Performance Goals on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. After the end of each Performance Cycle, the Committee will determine the number of Performance Shares, if any, earned by each Participant with respect to the Performance Cycle. If the Performance Goal is attained or exceeded, a Participant will be deemed to have earned the full number of Performance Shares granted to the Participant. If the Minimum Performance Goal is not attained, a Participant will be deemed to have earned no Performance Shares. If the Performance Goal is not attained, but the Minimum Performance Goal is attained or exceeded, the number of Performance Shares deemed to have been earned by a Participant will be a portion of the Performance Shares, as determined based on a formula established by the Committee at the time of grant.

         If a Participant's employment by or other association with the Company has terminated because of death, Disability or Retirement prior to the end of a Performance Cycle, the number of Performance Shares such Participant will be deemed to have earned shall be the number of Performance Shares determined as though such Participant's employment by or other association with the Company had not terminated, multiplied by a fraction, the numerator of which is the number of months such Participant was employed by or was otherwise associated with the Company during the Performance Cycle (including the month during which employment by or other association with the Company terminated) and the denominator of which is the total number of months in the Performance Cycle.
If the Participant's employment by or other association with the Company has terminated for any reason other than death, Disability or Retirement, such Participant will be deemed to have earned no Performance Shares except as and to the extent the Committee may determine, provided that the number of Performance Shares that may be so determined by the Committee to have been earned may not exceed the number that would have been earned had the Performance Goal been attained or exceeded. At any time prior to the end of a Performance Cycle, the Committee may adjust downward (but not upward) the Performance Goal and/or the Minimum Performance Goal as a result of major events unforeseen at the time the Performance Shares were awarded, such as changes in the economy, the industry, laws affecting the operation of the Company, changes in applicable tax laws or accounting principles or any other event the Committee determines would have a significant impact upon the probability of attaining the previously established Performance Goal and/or Minimum Performance Goal. Payment in respect of earned Performance Shares will be made to the Participant or, if the Participant has died, to the Participant's designated beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee's determination. Payment in respect of earned Performance Shares may be made in cash, in shares of Common Stock or a combination thereof, as determined by the Committee, in its sole discretion, at the time of payment. In the sole discretion of the Committee, a Performance Share Award may provide the Participant with dividends or dividend equivalents (payable on a current or deferred basis) and cash payments in lieu of or in addition to such Award. As of the Record Date, no Performance Shares have been granted.

         Stock Units. Under the Plan, the Committee may grant Stock Unit Awards. Stock Unit Awards may be in the form of Common Stock or units, the value of which is based, in whole or in part, on the market value of the Common Stock. Stock Unit Awards will be subject to such terms, restrictions, conditions, vesting requirements, payment requirements and rights upon termination of employment by or other association with the Company as the
Committee may determine, in its sole discretion, at the time of grant.   Any
shares of Common Stock that are part of a Stock Unit Award may be subject to restrictions on sale, assignment, transfer, pledge or other encumbrance. Stock Unit Awards may provide for the payment of cash consideration by the Participant or provide that the Award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration. Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee. Stock Unit Awards may provide for deferred payment schedules and/or vesting over a specified period of employment by or other association with the Company. In the sole discretion of the Committee, a Stock Unit Award may provide the Participant with dividends or dividend equivalents (payable on a current or deferred basis) and cash payments in lieu of or in addition to such Award. As of the Record Date, no Stock Units have been granted.

TAX EFFECTS

         Incentive Options. No taxable income is realized by a Participant and no tax deduction is available to the Company upon either the grant or exercise of an Incentive Option. If a Participant holds the shares acquired upon the exercise of an Incentive Option for more than one year after the issuance of the shares upon exercise of the Incentive Option and more than two years after the date of the grant of the Incentive Option (the "holding period"), the difference between the exercise price and the amount realized upon the sale of the shares will be treated as a Long-Term capital gain or loss to the Participant and no deduction will be available to the Company. If the shares are transferred before the expiration of the holding period, the Participant will realize ordinary income and the Company will be entitled to a deduction for the portion of the gain, if any, equal to the difference between the Incentive Option exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted basis of the Common Stock; provided that the deduction will not be allowed if such amount exceeds the annual $1,000,000 limitation on the deduction that an employer may claim for compensation of certain executives pursuant to Code Section 162(m) (the "Deduction Limitation") and does not satisfy an exception to the Deduction Limitation. Any further gain or loss from an arm's length sale or exchange will be taxable as a long-term or short-term capital gain or loss depending upon the holding period before disposition. Certain special rules apply if an Incentive Option is exercised by tendering stock. The difference between the Incentive Option exercise price and the fair market value, at the time of exercise, of the Common Stock acquired upon the exercise of an Incentive Option may give rise to alternative minimum taxable income subject to an alternative minimum tax.

         Non-statutory Options. Generally, no taxable income is realized by the Participant upon the grant of a Non- statutory Option and no deduction is available to the Company. Upon exercise of a Non-statutory Option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the Participant as ordinary income. This amount will also be deductible by the Company unless the amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. The tax basis of shares acquired by the Participant will be the fair market value on the date of exercise. When a Participant disposes of shares acquired upon exercise of a Non-statutory Option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a long-term or short-term capital gain, depending on the holding period of the shares. The holding period commences upon exercise of the Non-statutory Option. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares. The exercise of a Non-statutory Option will not trigger the alternative minimum tax consequences applicable to Incentive Options.

         Restricted Stock. Unless a Participant otherwise elects to be taxed upon receipt of shares of Restricted Stock under the Plan, the Participant must include in the Participant's taxable income the difference between the fair market value of the shares and the amount paid, if any, for the shares, as of the first date the Participant's interest in the shares is no longer subject to a substantial risk of forfeiture or such shares become transferable. A Participant's rights in Restricted Stock awarded under the Plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the Participant. Where shares of Restricted Stock received under the Plan are subject to a substantial risk of forfeiture, the Participant can elect to report the difference between the fair market value of the shares on the date of receipt and the amount paid, if any, for the stock as ordinary income in the year of receipt (an "Election"). To be effective, the Election must be filed with the Internal Revenue Service within 30 days after the date the shares are transferred to the Participant. The Company is entitled to a deduction equal to the amount included as compensation in the gross income of the Participant unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. The amount of taxable gain arising from a Participant's sale of shares of Restricted Stock acquired pursuant to the Plan is equal to the excess of the amount realized on such sale over the sum of the amount paid, if any, for the stock and the compensation element included by the Participant in taxable income. The Participant will realize long-term capital gain or loss upon disposition of stock held for more than one year after (i) it is no longer subject to a substantial risk of forfeiture or (ii) the date of receipt if the Election has been timely made.

         Stock Appreciation Rights. No taxable income will be realized by a Participant upon the grant of Stock Appreciation Rights and no deduction is available to the Company. Upon the exercise of the Stock Appreciation Right, the Participant will realize taxable income equal to the cash or the fair market value (on the date of exercise) of the shares received and the Company will be entitled to a deduction unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. The tax basis of any shares received will be the fair market value on the date of exercise and, if the shares received are held for more than one year, the Participant will realize long-term capital gain or loss upon disposition.

         Performance Shares. No taxable income will be realized by a Participant upon the grant of Performance Share Awards and no deduction will be available to the Company. A Participant will realize ordinary income at the time the Award is paid in an amount equal to the amount of cash paid or the fair market value of the shares delivered to the Participant and the Company will be entitled to a corresponding deduction unless such amounts exceed the Deduction Limitation and do not satisfy an exception to the Deduction Limitation. The tax basis of any shares received will be the fair market value on the date of the Participant's receipt and, if the shares are held for more than one year, the Participant will realize long-term capital gain or loss upon disposition.

         Stock Units. No taxable income will be realized by a Participant upon the grant of a Stock Unit Award and no deduction will be available to the Company. A Participant will realize ordinary income at the time the Award is paid in an amount equal to the amount of cash paid or the fair market value of the shares delivered to the Participant and the Company will be entitled to a corresponding deduction unless such amounts exceed the Deduction Limitation and do not satisfy an exception to the Deduction Limitation. The tax basis of any shares received will be the fair market value on the date of the Participant's receipt and, if the shares are held for more than one year, the Participant will realize long-term capital gain or loss upon disposition.

TRANSFERABILITY OF OPTIONS

         Options. Incentive Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or by the Participant's legally authorized representative. With respect to Non-statutory Options granted to any Participant who is not a Reporting Person, the Committee may, in its sole discretion, provide for the transferability of Non-statutory Options as it deems appropriate. A Non-statutory Option granted to a Reporting Person may not be transferred or assigned other than by will or the laws of descent and distribution, pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of ERISA, or the rules thereunder and as set forth in the next sentence. The Committee may, in its sole discretion, provide that Non-statutory Options granted to a Reporting Person (other than grants to non- employee directors) may be transferred to members of the Reporting Person's immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners; provided that there cannot be any consideration for the transfer. The designation by a Participant of a beneficiary shall not constitute a transfer of the Option.

         Restricted Stock. The sale, assignment, transfer, pledge or other encumbrance of Restricted Stock will be restricted for a period of time to be determined by the Committee for each Participant at the time of the Award, which period shall not be less than six months nor longer than ten years.

         Stock Appreciation Rights. The Committee may, in its sole discretion, determine the transferability of the Stock Appreciation Rights granted to any Participant who is not a Reporting Person. A Stock Appreciation Right granted to a Reporting Person may not be transferred or assigned other than by will or the laws of descent and distribution, pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of ERISA, or the rules thereunder. The Committee may, in its sole discretion, provide that Stock Appreciation Rights granted to a Reporting Person may be transferred to members of the Reporting Person's immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners; provided that there cannot be any consideration for the transfer. In addition, whenever an Incentive Option and a Stock Appreciation Right are granted together and the exercise of one affects the right to exercise the other, the Stock Appreciation Right is transferable only when the underlying Incentive Option is transferable.

         Performance Shares and Stock Units. The Committee may provide, in its sole discretion, that Performance Shares or any shares of Common Stock that are part of a Stock Unit Award may be subject to restrictions on sale, assignment, transfer, pledge or other encumbrance.

GRANT OF AWARDS UNDER THE PLAN

         The following table sets forth certain information regarding Options received under the Plan from its inception through the Record Date by (i) the Company's Chief Executive Officer, (ii) each of the Company's three other most highly compensated executive officers for fiscal 1997 individually, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (v) each nominee for election as a director, and
(vi) all employees, excluding executive officers, as a group and excluding all canceled Options.

          Name of Individual or Group:                       Aggregate Shares of Common
          ----------------------------                        Stock Subject to Options :
                                                             -------------------------
Paul Herchman . . . . . . . . . . . . . . . . . . . . . . . .            80,271

Gary Hill (1) . . . . . . . . . . . . . . . . . . . . . . . .           250,000

Kevin O'Brien . . . . . . . . . . . . . . . . . . . . . . . .           173,662

Mike Wallace. . . . . . . . . . . . . . . . . . . . . . . . .            69,003

Rory Deal (2) . . . . . . . . . . . . . . . . . . . . . . . .                 0

All current executive officers
as a group. . . . . . . . . . . . . . . . . . . . . . . . . .           399,274

All non-employee Directors. . . . . . . . . . . . . . . . . .           119,282

          Nominees for continued Directorship
          -----------------------------------

Thomas A. Montgomery. . . . . . . . . . . . . . . . . . . . .            67,501

Jim Silcock . . . . . . . . . . . . . . . . . . . . . . . . .             6,622

All employees excluding executive officers and directors. . .           586,880

         The amounts that would be receivable in the future by the individuals or groups named in the table above under the Plan as proposed to be amended are not determinable at this time.

------------------------

         (1) Includes 98,460 shares underlying options to purchase Common Stock held by Gary B. Hill. In addition, it includes 151,540 shares underlying options to purchase Common Stock issued to Gary B. Hill contingent upon approval by the shareholders of Proposal III.

         (2) Mr. Deal ceased to be employed by the Company in March of 1998; therefore, his options were canceled.


DESCRIPTION OF PROPOSED AMENDMENT

         The Board has unanimously approved an amendment to the Plan, subject to approval by the shareholders, to increase the number of shares of Common Stock issuable pursuant to the Plan by 300,000 from 1,324,290 to 1,624,290, which amendment, if approved by the shareholders, will be effective as of May 8, 1998.

VOTE REQUIRED

         Approval of the amendment to the 1994 Amended and Restated Long-Term Incentive Plan to increase the number of shares issuable thereunder requires the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and entitled to vote thereon.

                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

         The following table sets forth information with respect to beneficial ownership of Common Stock as of the Record Date, by (i) all persons known to the Company to be the beneficial owner of 5% or more of the Common Stock, (ii) each director of the Company, (iii) the chief executive officer and each of the Company's other most highly compensated executive officers whose total annual compensation for 1997 based on salary and bonus earned during 1997 exceeded $100,000 (the "Named Executive Officers") and (iv) all the Company directors and executive officers as a group. This table does not include shares of Common Stock that may be purchased pursuant to options not exercisable within 60 days of April 6, 1998. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                Number of Shares            Percentage of Shares
       Name of Beneficial Owner               Beneficially Owned (1)        Beneficially Owned (1)
       ------------------------               ----------------------        ----------------------
 NAMED EXECUTIVE OFFICERS

 Paul R. Herchman (2) . . . . . . . . . .  .       552,258                        8.6%

 Gary B. Hill . . . . . . . . . . . . . .  .         5,000                          *

 Michael G. Wallace (3)  . . . . . . . . . .        70,985                        1.1%

 DIRECTORS

 David A. Kallenberger, M.D (4). . . . . . .       192,942                        3.0%

 Tony LeVecchio (5)  . . . . . . . . . . . .        19,648                          *

 Thomas A. Montgomery (6)  . . . . . . . . .       224,626                        3.5%

 Leon Pritzker (7) . . . . . . . . . . . . .        82,954                        1.3%

 Jim Silcock (8) . . . . . . . . . . . . . .     1,001,693                       15.6%

 All executive officers and
 directors as a group (8 persons)(9) . . . .     2,150,106                       33.5%

 OTHER 5% SHAREHOLDERS

 Peter K. Hilal, M.D. (10) . . . . . . . . .       332,900                        5.2%

 Mapleleaf Capital, Ltd (11).  . . . . . . .       738,330                       11.5%

 Satana Corporation (12) . . . . . . . . . .       494,645                        7.7%

-------------------------

(1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days are deemed to be outstanding and to be beneficially owned by the person or entity holding such options.

(2) Includes 66,002 shares underlying currently exercisable options to purchase Common Stock and 15,610 shares underlying currently exercisable warrants to purchase Common Stock. The business address of Mr. Herchman is 2445 Gateway Drive, Suite 150, Irving, Texas 75063.

(3) Includes 52,295 shares underlying currently exercisable options to purchase Common Stock. The business address of Mr. Wallace is 2445 Gateway Drive, Suite 150, Irving, Texas 75063.

(4) Includes 25,915 shares underlying currently exercisable options to purchase Common Stock. The business address of Dr. Kallenberger is 3433 N.W. 56th Street, Suite 310, Oklahoma City, Oklahoma 73112.

(5) Includes 833 shares underlying currently exercisable options to purchase Common Stock. The business address of Mr. LeVecchio is 4975 Preston Park Blvd., Suite 150, Plano, Texas 75093.

(6) Includes 2,500 shares underlying currently exercisable options to purchase Common Stock, 7,805 shares of Common Stock held by Mr. Montgomery's spouse's profit sharing plan and 26,610 shares of Common Stock held by MJC's profit sharing plan, of which Mr. Montgomery is a partner. As a partner of MJC, Mr. Montgomery may be deemed to be the indirect owner of the shares beneficially owned by MJC by virtue of his authority to make investment decisions regarding the voting and disposition of such shares. The business address of Mr. Montgomery is 5220 Spring Valley, Suite 600, Dallas, Texas 75240.

(7) Includes 2,500 shares underlying currently exercisable options to purchase Common Stock. The business address of Mr. Pritzker is 3825 Echo Brook Lane, Dallas, Texas 75229.

(8) Includes 2,500 shares underlying currently exercisable options to purchase Common Stock. Includes 738,330 shares beneficially owned by Mapleleaf Capital, Ltd., 135,649 shares beneficially owned by Sunwestern Cayman 1988 partners, and 125,214 shares beneficially owned by Sunwestern Investment Fund III, all of which are affiliates of Mr. Silcock. Mr. Silcock may be deemed to be the indirect beneficial owner of shares beneficially owned by such entities by virtue of his authority to make investment decisions regarding the voting and disposition of such shares. Mr. Silcock disclaims beneficial ownership of the shares owned by Mapleleaf Capital, Ltd., Sunwestern Cayman 1988 Partners and Sunwestern Investment Fund III. The business address of Mr. Silcock is 12221 Merit Drive, Suite 935, Dallas, Texas 75251.

(9)        Includes the shares referenced in footnotes (2) - (8).

(10) Includes 103,862 shares beneficially owned by Hilal Capital Partners LLC and 229,038 shares beneficially owned by Hilal Capital Management LLC both of which are affiliates of Mr. Hilal. Mr. Hilal may be deemed to be the indirect beneficial owner of shares beneficially owned by such entities by virtue of his authority to make investment decisions regarding the voting and disposition of such shares. The business address of Mr. Hilal is 60 East 42nd Street, Suite 1946, New York, New York 10165.

(11) The business address for Mapleleaf Capital, LTD is 12221 Merit Drive, Suite 935, Dallas, Texas 75251.

(12) The business address of Satana Corporation is National Plaza 2, Suite 102, Amarillo, Texas 79101.

                           SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's three other most highly compensated executive officers, based on salary and bonus earned during 1995, 1996 and 1997.

                                                                                               LONG-TERM
                                                        ANNUAL COMPENSATION                COMPENSATION AWARDS
                                                        --------------------               --------------------
                                                                                          SECURITIES
    NAME AND                               FISCAL                          OTHER ANNUAL   UNDERLYING    ALL OTHER
 PRINCIPAL POSITION                         YEAR     SALARY($)   BONUS($)  COMPENSATION   OPTIONS (#)  COMPENSATION
 ------------------                         ----     ---------   --------  ------------   -----------  ------------
 Paul R. Herchman  . . . . . . . . . . .    1997      155,510          0          --          1,000      5,700
   Chairman of the Board and Chief          1996      145,000     36,000          --         11,708      5,700
   Executive Officer                        1995      132,000     77,000          --         48,391      5,700

 Kevin D. O'Brien  . . . . . . . . . . .    1997      123,525          0          --         16,000         --
   Senior Vice President & Chief            1996      115,000     30,000          --         11,708         --
   Operating Officer                        1995      105,000     51,000          --         46,830         --

 Michael G. Wallace                         1997      125,000          0          --          5,000         --
   Senior Vice President &                  1996       84,000     30,000          --         11,708         --
   Chief Financial Officer                  1995       60,000     21,000          --         35,123         --
 Rory Deal . . . . . . . . . . . . . . .    1997       81,089     20,000          --         30,000         --
   Vice President of Sales

(1) Represents a $350 per month automobile allowance paid to Mr. Herchman, and $1,500 of annual premiums on a life insurance policy, of which Mr. Herchman's spouse is the beneficiary, paid by the Company on Mr. Herchman's behalf.

                             OPTION GRANTS IN 1997

The following table provides information related to options granted to the Named Executive Officers during 1997.

                                                         INDIVIDUAL GRANTS
                                        --------------------------------------------------
                                                                                     POTENTIAL REALIZED
                                         PERCENT OF                                 VALUE AT ASSUMED ANNUAL
                          NUMBER OF        TOTAL                                     RATES OF STOCK PRICE
                          SECURITIES      OPTIONS      EXERCISE                     APPRECIATION FOR OPTION
                          UNDERLYING    GRANTED TO     PRICE PER                            TERM (1)
                            OPTIONS      EMPLOYEES       SHARE      EXPIRATION       ----------------------
                          GRANTED (#)    IN 1997 (%)   ($/SH)(2)       DATE          5% ($)         10% ($)
                          -----------    -----------   ---------      ------         -------        -------
 Paul R. Herchman  . . . .     1,000          --          13.50       12/31/04           6,380         15,240

 Kevin D. O'Brien  . . . .    16,000           3           4.48        9/16/99          31,730         75,090

 Michael G. Wallace .  . .     5,000           1          13.50       12/31/04          31,900         76,200

 Rory Deal . . . . . . . .     30,000          6           6.00       12/31/04          81,300        192,900

(1) The dollar amounts in these columns represent potential value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

(2) The exercise price of each option was equal to the fair market value of the Common Stock on the date of the grant.

                                  AGGREGATE OPTION VALUES AT DECEMBER 31, 1997

                                              NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS/SARS AT
                                            OPTIONS/SARS AT FY-END (#)              FY-END ($) (1)
             NAME                         EXERCISABLE       UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
             ----                         -----------       -------------   -----------      -------------
 Paul R. Herchman  . . . . . . . . .          66,002             12,708        114,008            16,832

 Kevin D. O'Brien  . . . . . . . . .         134,247             27,708        304,988            18,632

 Michael G. Wallace . . . . . . . .           52,295             16,708        107,180             16,832
 . .
 Rory Deal . . . . . . . . . . . . .               0             30,000              0                 0

(1) These values assume a valuation of $4.00 per share at December 31, 1997. Value is calculated based on the difference between the option price and $4.00 multiplied by the number of shares of Common Stock underlying the options.

COMPENSATION OF DIRECTORS

       It is the policy of the Company that directors who are not employees of the Company ("Independent Directors") receive $500 for each Board meeting attended. All directors of the Company are reimbursed for travel, lodging and other out-of-pocket expenses in connection with their attendance at Board and committee meetings. Under the terms of the Incentive Plan, so long as the Company is a reporting company subject to the terms of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Independent Directors will receive an option to purchase 2,500 shares of Common Stock upon his or her initial election to the Board and an option to purchase 1,500 shares of Common Stock at each annual meeting of the shareholders thereafter while he or she continues to serve as a director of the Company. Such options will be non-qualified stock options, will have an exercise price equal to the fair market value of the Common Stock at the date of grant, will become exercisable one-third on each of the first, second and third anniversaries thereof, and will expire ten years from the date of grant. As of the Record Date, the current Independent Directors and their affiliated entities have been granted options to purchase a total of 119,282 shares of Common Stock at exercise prices ranging from $1.28 to $13.50 per share pursuant to the Incentive Plan.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

       The Company has entered into an Employment Agreement with Paul Herchman, dated as of January 1, 1998, (the "Herchman Agreement"). The Herchman Agreement may be terminated by the Company upon (12) twelve months prior notice and may be terminated by Mr. Herchman upon (3) three months prior notice. The Herchman Agreement provides that Mr. Herchman receive a base salary of $200,000 per year and is eligible to receive bonuses based upon the Company's financial performance. The Herchman Agreement requires Mr. Herchman to maintain the confidentiality of the Company's proprietary information during his employment and thereafter and prohibits Mr. Herchman from competing with the Company during his employment and for a period of one year thereafter.

       The Company has entered into an Employment Agreement with Gary Hill, dated as of December 2, 1997, (the "Hill Agreement"). The Hill Agreement provides that Mr. Hill will receive a base salary of $200,000 per year and is eligible to receive bonuses based upon the Company's financial performance. The Hill Agreement is terminable by the Company with (12) twelve months prior notice and may be terminated by Mr. Hill upon (3) three months prior notice. The Hill Agreement requires Mr. Hill to maintain the confidentiality of the Company's proprietary information during his employment and thereafter and prohibits Mr. Hill from competing with the Company during his employment and for a period of one year thereafter.

       The Company has entered into an Employment Agreement with Michael G. Wallace, dated as of January 1, 1995, as amended (the "Wallace Agreement"). The Wallace Agreement provides that Mr. Wallace will receive a base salary of $125,000 per year and is eligible to receive bonuses based upon the Company's financial performance. The Wallace Agreement is terminable by the Company with
(6) six months prior notice and may be terminated by Mr. Wallace upon (3) three months prior notice. The Wallace Agreement requires Mr. Wallace to maintain the confidentiality of the Company's proprietary information during his employment and for a period of (4) four years thereafter and prohibits Mr. Wallace from competing with the Company during his employment and for a period of one year thereafter.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

       The Company is engaged in a unique business niche. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. The Compensation Committee has been primarily responsible for determining executive compensation. All of the Company's executive officers are parties to employment agreements (the "Executives Employment Agreements"), which provide for their base compensation level, as well as annual incentives based on company performance. The Compensation Committee intends that future determination of executive compensation will continue to take into account input from the Company's senior management and, among other things, one or more of the following goals:

       o        Aligning Company, employee and shareholder interests;

       o        Rewarding executives for successful strategic management;

       o        Recognizing outstanding performance;

       o Providing incentives and rewards that will attract and retain highly qualified and productive people;

       o        Motivating employees to high levels of performance; and

       o        Ensuring external competitiveness and internal equity.

       To achieve these goals, the Company's executive compensation policies will continue to integrate annual base compensation with bonuses based upon a variety of factors that may include the Company's operating performance and individual initiatives and performance. In measuring the Company's operating performance, the Compensation Committee may consider, among other things, the Company's attainment of gross margin, operating profit and growth targets, limits on corporate general and administrative expenses, net income and earnings per share targets, and debt to capital ratio levels. The Compensation Committee has not applied a formula assigning specific weights to any such factors. Compensation through stock options is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. When granting stock options, the Compensation Committee may consider, among other things, a number of criteria and factors including the recipient's level of cash compensation, years of service with the Company, position with the Company and the number of unexercised options held by the recipient. In order to continue to provide management the long-term incentives afforded by stock options, during 1997 the Compensation Committee approved the grant of options to a number of the Company's officers, directors and employees.

CHIEF EXECUTIVE OFFICER'S COMPENSATION FOR 1997

       The Company's Chief Executive Officer is compensated under the terms of his employment agreement which, since January 1, 1998, provided for an annual base salary of $200,000 and quarterly and annual bonuses based on certain performance levels of the Company. Prior to January 1, 1998, Mr. Herchman's employment agreement provided for an annual base salary of $155,510 and bonuses based upon certain performance levels of the Company. For 1997, the Company's Chief Executive Officer received no bonuses.

COMPENSATION OF EXECUTIVE OFFICERS

        Compensation of the Company's executive officers is generally comprised of base salary, quarterly and annual cash bonuses, and long-term incentive compensation in the form of stock options. In determining salaries for the executive officers in 1997, the Board took into account individual experience and performance of its executive officers. In determining stock option grants for the executive officers, the Compensation Committee evaluated a number of criteria, including the recipient's level of cash compensation, years of service with the Company, position with the Company and the number of unexercised options held by the recipient.

       This report is submitted by the members of the Compensation Committee:

                             COMPENSATION COMMITTEE

                                 Paul Herchman
                                 Tom Montgomery
                                 Tony Levecchio
                                  Jim Silcock

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       During 1997, the Compensation Committee made recommendations to the Board regarding compensation of the Company's executive officers and the Board approved all of such recommendations. The Compensation Committee was comprised of Paul R. Herchman, Tom Montgomery, Morris G. Moreland (who resigned on February 27, 1998, and was replaced by Tony LeVecchio), and Jim Silcock during 1997. Other than Mr. Herchman, no officer, former officer or employee served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee or similar committee or board of directors of any other entity which an executive officer thereof served on the Compensation Committee or Board.

STOCK PERFORMANCE CHART

       The following chart compares the yearly percentage change in the cumulative total shareholder return on the Common Stock from October 11, 1996, through December 31, 1997, with the cumulative total return on the Nasdaq Stock Market and the S & P Small Cap 600. The Company does not believe it is feasible to provide a comparison against a group of peer companies, as there is an insufficient number of similar publicly traded companies. The comparison assumes $100 was invested immediately prior to such period in Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. Dates on the following chart represent the last day of the indicated fiscal year.
The Company paid no dividends during such period.


                     Stock Performance Chart - Plot Points
                     -----------------------

                                        10/10/96            10/31/96            12/31/97
                                        --------            --------            --------

Medical Alliance                         $100.00             $104.55             $ 36.36

S&P Small Cap 600                        $100.00             $104.74             $130.42

Nasdaq Composite                         $100.00             $104.37             $126.95

CERTAIN BUSINESS RELATIONSHIPS

       On November 17, 1995, the Company entered into a Preferred Stock Purchase Agreement with various investors, pursuant to which the Company issued an aggregate of 362,500 shares of Series B Convertible Preferred Stock ("Series B Preferred") to such investors at a purchase price of $4.00 per share ($1.45 million in the aggregate). In such offering, Morris G. Moreland and Satana Corporation, of which Mr. Moreland was the Vice President and Chief Financial Officer, acquired an aggregate of 163,662 shares of Series B Preferred, and Mapleleaf Capital, Ltd., Sunwestern Investment Fund III and Sunwestern Cayman 1988 Partners, affiliated entities of Jim Silcock, acquired an aggregate of 171,067 shares of Series B Preferred. Upon completion of the Company's initial public offering of Common Stock (the "Offering"), all shares of Series B Preferred were converted to Common Stock at an exchange rate of 1.561 to one.

       On November 26, 1991, MJ Capital Corporation ("MJ Corporation") loaned the Company $35,000 (the "MJ Corporation Loan") bearing interest at a rate of 16% per annum. In February 1992, an additional $10,000 was advanced to the Company and on December 31, 1992 the balance, including $8,392 of accrued interest, was consolidated into the MJ Corporation Loan. On May 12, 1993, Montgomery, Jessup and Company L.L.P. ("MJC") loaned the Company $13,000 bearing an interest rate of 16% per annum with an additional loan of $2,500 in May 1993 (the "MJC Loan"). On September 30, 1993, MJ Corporation and MJ Partners became partners of MJ Capital Partners, L.P. ("MJ Partners"). In connection therewith, MJ Corporation contributed the MJ Corporation Loan to MJ Partners and MJC contributed the MJC Loan, together with $8,961 of fees due to MJC for accounting services rendered, to MJ Partners, all of which amounts were consolidated into the MJ Partners Note described below. Mr. Montgomery, a Director of the Company, is the President of MJ Corporation and the general partner of MJC and MJ Partners.

       On September 5, 1991, MJ Partners loaned the Company $95,000 evidenced by a promissory note (the "MJ Partners Note") bearing interest at a rate of 16% per annum. In addition to the consolidation of the MJ Corporation Loan and MJC Loan, during 1991, 1992, 1993 and 1994, MJ Partners loaned the Company additional amounts under the MJ Partners Note of $78,000, $50,000, $190,000 and $57,500, respectively, and rolled an aggregate of $46,148 of accrued interest back into the MJ Partners Note during such period. The MJ Partners Note was paid on June 29, 1995 with proceeds from the NationsBank Loans.

       On July 27, 1995, the Company granted Paul R. Herchman a warrant to purchase up to 15,610 shares of Common Stock at an exercise price of $2.56 per share, which warrant vested upon the date of grant and expires in September 1999. This warrant was granted to Mr. Herchman in consideration for his personal guaranty of the obligations of the Company under its revolving credit facility and term loans with NationsBank of Texas, N.A. A portion of the net proceeds from the Offering were used to repay such indebtedness in full.

       The Company issued the following warrants to certain partners of MJ Partners in connection with additional advances under the MJ Partners Note, all of which warrants expired on March 31, 1997: (i) on August 15, 1993, the Company granted to Columbia General Corporation warrants to purchase up to 23,416 shares of Common Stock exercisable as follows: 11,708 shares immediately, with the remaining 11,708 shares on or after August 16, 1994, in each case at an exercise price of $1.28 per share: (ii) on October 18, 1993, the Company granted to Robert Matthews warrants to purchase up to 2,810 shares of Common Stock exercisable as follows: 1,405 shares immediately, with the remaining 1,405 shares on or after October 18, 1994, in each case at an exercise price of $1.28 per share; (iii) on May 31, 1994, the Company granted Thomas A. Montgomery warrants to purchase up to 1,873 shares of Common Stock exercisable as follows: 937 shares immediately, and the remaining 936 shares on or after May 31, 1995, in each case at an exercise price of $1.28 per share;
(iv) on August 1, 1994, the Company granted to Mr. Montgomery warrants to purchase up to 1,404 shares of Common Stock exercisable as follows: 702 shares immediately, and the remaining 702 shares on or after August 1, 1995, in each case at an exercise price of $1.28 per share, which remaining portion was canceled in connection with the repayment of the MJ Partners Note; (v) on August 15, 1994, the Company granted to Mr. Montgomery warrants to purchase up to 2,810 shares of Common Stock exercisable as follows: 1,405 shares immediately, and the remaining 1,405 shares on or after August 15, 1995, in each case at an exercise price of $1.28 per share, which remaining portion was canceled in connection with the repayment of the MJ Partners Note; (vi) on August 31, 1994, the Company granted to Mr. Montgomery warrants to purchase 2,342 shares of Common Stock exercisable as follows: 1,171 shares immediately, and the remaining 1,171 shares on or after September 1995 in each case at an exercise price of $1.28 per share which remaining portion was canceled in connection with the repayment of the MJ Partners Note; and (vii) On August 31, 1994, the Company granted to Shelly Burks warrants to purchase up to 2,342 shares of Common Stock exercisable as follows: 1,171 shares immediately, and the remaining 1,171 shares on or after August 31, 1995, in each case at an exercise price of $1.28 per share. All of the above warrants were exercised prior to the expiration date of March 31, 1997. Mr. Montgomery, a Director of the Company, is the President of MJ Corporation and the general partner of MJC and MJ Partners.

SECTION 16 REQUIREMENTS

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it with respect to fiscal year 1997, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors and persons who own more than 10% of a registered class of the Company's equity securities have been complied with except as follows. The initial beneficial ownership reports on behalf of Rory Deal, then an executive officer of the Company and Tony LeVecchio, a director of the Company, were each inadvertently filed approximately ten weeks late.

                             SHAREHOLDER PROPOSALS

         Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1998 Annual Meeting of Shareholders, such proposals must be received by the Company, Attention:
Secretary, at the address set forth on the first page of this Proxy Statement, no later than January 13, 1999, in order to be included in the Company's proxy materials and form of proxy relating to that meeting. Shareholder proposals must also be otherwise eligible for inclusion.

                                 OTHER BUSINESS

         The Company does not intend to bring any business before the Meeting other than those described herein and at this date the Company has not been informed of any matters that may be presented at the Meeting by others; however, if any other matters properly come before the Meeting or any adjournment thereof, it is intended that the persons named in the accompanying Proxy will vote pursuant to such Proxy in accordance with their best judgment on such matters.

                                 MISCELLANEOUS

         All costs of solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse them for their out-of-pocket expenses incurred in connection therewith. The Company's regularly retained investor relations firm, Corporate Communications, Inc., may also be called upon to solicit proxies by telephone or mail.

         The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended December 31, 1997, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                         By Order Of The Board Of Directors,


                                         Mark Novy
                                         Secretary

Irving, Texas
April 6, 1998

                                     PROXY


                             MEDICAL ALLIANCE, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 1998



The undersigned hereby appoints Paul R. Herchman and Michael G. Wallace, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Medical Alliance, Inc. ("Medical Alliance") to be held on Friday, May 8, 1998, at the Harvey Hotel DFW, 4545 W. John Carpenter Freeway, Irving, Texas, at 9:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

The proxy, when properly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted (i) FOR the election of the two nominees for director, (ii) FOR the ratification of the selection of auditors, (iii) FOR amendment of the 1994 Amended and Restated Long Term Incentive Plan and (iv) in the discretion of the proxyholders on any other matters that may properly come before the meeting and any adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

                                                 (change of address)

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------
                                        (if you have written in the above space
                                        mark the corresponding box on the
                                        reverse side of this card)

                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE, FOR THE              Please mark
RATIFICATION OF THE SELECTION OF THE AUDITORS AND FOR AMENDMENT OF THE 1994 AMENDED AND RESTATED         your votes as  [X]
LONG TERM INCENTIVE PLAN.                                                                                indicated in
                                                                                                         this example

1.  Election as Directors of the two nominees listed below (except as      2.  Approval of the Board of Director's selection of
    indicated to the contrary below)                                           Coopers & Lybrand, L.L.P. as the auditors for the
                                                                               fiscal year ending December 31, 1998.
     FOR all     WITHHOLD AUTHORITY   INSTRUCTION: To withhold authority
    nominees     to vote on one or    to vote for any individual nominee,                 FOR       AGAINST       ABSTAIN
    listed to   more nominees listed  check the withhold box and write                    [ ]         [ ]           [ ]
    the right     to the right, but   the nominee's name on the space
                vote FOR the remain-  provided opposite his name.
                    ing nominees
                                      James Silcock
       [ ]              [ ]                         ---------------------

                                      Thomas Montgomery
                                                       ------------------

3.  Approval of proposed amendment to the Company's 1994 Amendment and     4.  With discretionary authority as to such other matters
    Restated Long Term Incentive Plan to increase from 1,324,290 to            as may properly come before the Annual Meeting.
    1,624,290 the number of shares of Common Stock authorized for issuance thereunder.

                    FOR       AGAINST      ABSTAIN
                    [ ]         [ ]          [ ]



[                                                                      ]                       CHANGE
                                                                                                 OF      [ ]
                                                                                               ADDRESS



SIGNATURE                                                   SIGNATURE                                                   DATE
         ---------------------------------------------------         ---------------------------------------------------    -------

NOTE: PLEASE  SIGN EXACTLY AS NAME APPEARS HEREON, JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
-----------------------------------------------------------------------------------------------------------------------------------
                                                       *FOLD AND DETACH HERE*
